Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Umpqua Holdings Corporation of our reports dated February 23, 2018, with respect to the consolidated financial statements of Umpqua Holdings Corporation and Subsidiaries and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2017.

•	Registration Statement on Form S-4 as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-192346)

•	Registration Statement on Form S-3ASR (No. 333-195396)

•	Registration Statement on Form S-8 (No. 333-211381)

•	Registration Statement on Form S-8 (No. 333-188291)

•	Registration Statement on Form S-8 (No. 333-144766)

•	Registration Statement on Form S-8 (No. 333-143347)

•	Registration Statement on Form S-8 (No. 333-135071)

•	Registration Statement on Form S-8 (No. 333-117680)

•	Registration Statement on Form S-8 (No. 333-117679)

•	Registration Statement on Form S-8 (No. 333-105637)

•	Registration Statement on Form S-8 (No. 333-101357)

•	Registration Statement on Form S-8 (No. 333-58978)

•	Registration Statement on Form S-8 (No. 333-77259)

/s/ Moss Adams LLP

Portland, Oregon
February 23, 2018